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                                                                   EXHIBIT 99.5

                CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

     I hereby consent to the use in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4/S-8 of my name as a person who is anticipated to become a director of Paragon Health Network, Inc. immediately following the consummation of the offering that is the subject of this Registration Statement.

June 19, 1998

                                       /s/ Samuel B. Kellett
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                                       Samuel B. Kellett